Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-166317 on Form S-8 of our report dated February 28, 2011 relating to the consolidated financial statements of Georgetown Bancorp, Inc. and Subsidiary as of December 31, 2010 and for the six months ended December 31, 2010 appearing in this Annual Report on Form 10-K.

/s/ Shatswell, MacLeod & Company, P.C.

West Peabody, Massachusetts
March 31, 2011